EXHIBIT 99.1

Contact:	Investor Contact: Tom Fitzsimmons, tom.fitzsimmons@avid.com, 978-640-3346 Media Contact: Christi Dean, christi.dean@avid.com, 978-640-5147

Avid Announces First Quarter 2010 Results

TEWKSBURY, Mass., April 22, 2010 — Avid® (NASDAQ: AVID) today reported revenues of $156.0 million for the three-month period ended March 31, 2010, compared to $151.6 million for the same period in 2009. The GAAP net loss for the quarter was $13.5 million, or $0.36 per share, compared to a GAAP net loss of $17.3 million, or $0.47 per share, in the first quarter of 2009.

The GAAP net loss for the first quarter of 2010 included amortization of intangibles, stock-based compensation, restructuring charges, acquisition-related costs and related tax adjustments, collectively totaling $8.9 million. Excluding these items, the non-GAAP net loss was $4.6 million for the first quarter, or $0.12 per share. A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

The GAAP operating loss for the first quarter was $13.0 million, including amortization of intangibles, stock-based compensation, restructuring charges and acquisition-related costs, collectively totaling $9.2 million. Excluding these items, the non-GAAP operating loss was $3.8 million for the first quarter. For the first quarter of 2009 the GAAP operating loss was $20.3 million, including stock-based compensation, amortization of intangibles and restructuring charges totaling $12.1 million. Excluding these items, the non-GAAP operating loss was $8.3 million.

“Our year-on-year first quarter revenue increase is a positive sign not only for the growth of Avid’s business, but the industry-at-large,” said Gary Greenfield, chairman and CEO at Avid. “We saw some positive momentum at NAB and are excited about the possibilities our new products and the acquisition of Euphonix will play in the future success of our business and our customers’ businesses.”

The company’s cash balance on March 31, 2010 was $74.2 million, or almost $2.00 per share.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The reconciliation of the GAAP to non-GAAP financial measures that we provide is in the tables attached to this press release.

We consider both GAAP and non-GAAP financial results in managing our business. Non-GAAP financial measures are used internally, for example, in establishing annual operating budgets, in assessing operating performance and for measuring performance under incentive compensation plans. Non-GAAP financial measures are also used in operating and financial decision-making because we believe these measures reflect our ongoing business and allow meaningful period-to-period comparisons. We believe it is useful for investors and others to review both GAAP and non-GAAP measures in order to understand and evaluate our current operating performance and future prospects in the same manner as management, and to compare in a consistent manner the company’s current financial results with past financial performance. The primary limitations associated with our use of non-GAAP financial measures are that they may not include all items of income and expense that affect our operations and that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, non-GAAP operating net loss and non-GAAP operating loss, do not have standardized meanings. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Conference Call
A conference call to discuss Avid’s first quarter 2010 financial results will be held today, April 22, 2010 at 4:30 p.m. ET. The call will be open to the public and can be accessed by dialing 719.457.2617 and referencing confirmation code 4569475. The call and subsequent replay will also be available on Avid’s website. To listen via this alternative, go to the Investors tab at www.avid.com for complete details prior to the start of the conference call.

Use of Forward-Looking Statements
The above release is subject to the completion and filing of our Quarterly Report on Form 10-Q. This release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. This release also makes forward-looking statements about Avid’s performance. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, such as Avid’s ability to execute on its corporate strategy and meet customer needs, general economic conditions, competitive factors, pricing pressures, delays in product shipments and other important events and factors disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimates only as of today and should not be relied upon as representing the company’s estimates as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid
Avid creates the digital audio and video technology used to make the most listened to, most watched and most loved media in the world – from the most prestigious and award-winning feature films, music recordings, television shows, live concert tours and news broadcasts, to music and movies made at home.  Some of Avid’s most influential and pioneering solutions include Media Composer®, Pro Tools®, Avid Unity™, Interplay®, Oxygen 8, Sibelius® and Pinnacle Studio™. For more information about Avid solutions and services, visit www.avid.com, del.icio.us, Flickr, Twitter and YouTube; connect with Avid on Facebook; or subscribe to Avid Industry Buzz.

© 2010 Avid Technology, Inc. All rights reserved. Avid, the Avid Logo, Avid Unity, Interplay, Media Composer, Pinnacle Studio, Pro Tools and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of Interplay Entertainment Corp., which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Net revenues:
Products	$ 128,679	$ 123,641
Services	27,277	27,988
Total net revenues	155,956	151,629

Cost of revenues:
Products	63,269	61,248
Services	14,040	15,839
Amortization of intangible assets	966	520
Restructuring costs	-	799
Total cost of revenues	78,275	78,406

Gross profit	77,681	73,223

Operating expenses:
Research and development	30,151	31,051
Marketing and selling	41,746	40,781
General and administrative	14,602	15,113
Amortization of intangible assets	2,857	2,375
Restructuring costs, net	1,340	4,222
Total operating expenses	90,696	93,542

Operating loss	(13,015)	(20,319)

Interest and other income (expense), net	-	153
Loss before income taxes	(13,015)	(20,166)

Provision for (benefit from) income taxes, net	467	(2,889)

Net loss	$ (13,482)	$ (17,277)

Net loss per common share - basic and diluted	$ (0.36)	$ (0.47)

Weighted-average common shares outstanding - basic and diluted	37,516	37,130

AVID TECHNOLOGY, INC.
(unaudited - in thousands, except per share data)

Change in Financial Presentation
Beginning January 1, 2010, we are reporting based on a single reporting segment. Comparative results for the 2009 period have been updated to reflect this new business structure.

Reconciliations of GAAP financial measures to Non-GAAP financial measures:

	Three Months Ended March 31, 2010

	Gross	Operating	Operating	Tax	Net
	Profit	Expenses	Loss	Provision	Loss
GAAP	$77,681	$90,696	($13,015)	$467	($13,482)

Amortization of intangible assets	966	(2,857)	3,823		3,823
Restructuring costs, net		(1,340)	1,340		1,340
Other costs (a)		(686)	686		686
Tax adjustment				284	(284)
Stock-based compensation included in:
Cost of products revenues	189		189		189
Cost of services revenues	253		253		253
Research and development expenses		(651)	651		651
Marketing and selling expenses		(968)	968		968
General and administrative expenses		(1,261)	1,261		1,261

Non-GAAP	$79,089	$82,933	($3,844)	$751	($4,595)

Weighted-average shares outstanding - diluted					37,516

Non-GAAP net loss per share - diluted					($0.12)

(a)	Amount represents M&A costs included in general and administrative expenses.

	Three Months Ended March 31, 2009

	Gross	Operating	Operating	Tax	Net
	Profit	Expenses	Loss	Benefit	Loss
GAAP	$73,223	$93,542	($20,319)	($2,889)	($17,277)

Amortization of intangible assets	520	(2,375)	2,895		2,895
Restructuring costs, net	799	(4,222)	5,021		5,021
Tax adjustment				354	(354)
Stock-based compensation included in:
Cost of products revenues	350		350		350
Cost of services revenues	390		390		390
Research and development expenses		(470)	470		470
Marketing and selling expenses		(821)	821		821
General and administrative expenses		(2,117)	2,117		2,117

Non-GAAP	$75,282	$83,537	($8,255)	($2,535)	($5,567)

Weighted-average shares outstanding - diluted					37,130

Non-GAAP net loss per share - diluted					($0.15)

Revenue Summary:
	Three Months Ended March 31,
	2010	2009
Video revenues	$ 84,353	$ 87,502
Audio revenues	71,603	64,127
Total net revenues	$ 155,956	$ 151,629

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	March 31,	December 31,
	2010	2009
ASSETS:
Current assets:
Cash, cash equivalents and marketable securities	$ 74,235	$ 108,877
Accounts receivable, net of allowances of $14,498 and $16,347
at March 31, 2010 and December 31, 2009, respectively	84,257	79,741
Inventories	71,794	77,243
Prepaid and other current assets	32,957	31,075
Total current assets	263,243	296,936

Property and equipment, net	52,708	37,217
Intangible assets, net	36,585	29,235
Goodwill	230,777	227,195
Other assets	9,640	20,455

Total assets	$ 592,953	$ 611,038

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$ 33,431	$ 30,230
Accrued expenses and other current liabilities	69,626	84,100
Deferred revenues	45,621	39,107
Total current liabilities	148,678	153,437

Long-term liabilities	16,282	14,483
Total liabilities	164,960	167,920

Stockholders' equity:
Common stock	423	423
Additional paid-in capital	994,700	992,489
Accumulated deficit	(464,048)	(444,661)
Treasury stock at cost, net of reissuances	(106,099)	(112,389)
Accumulated other comprehensive income	3,017	7,256
Total stockholders' equity	427,993	443,118

Total liabilities and stockholders' equity	$ 592,953	$ 611,038